Exhibit 99.1

Filed by Pacific Premier Bancorp, Inc.
Pursuant to Rule 425 under the
Securities Act of 1933
Subject Company: Security California Bancorp
SEC Registration Statement No.: 333-208320

Pacific Premier Bancorp, Inc. Announces Receipt of Regulatory Approvals for Acquisition of Security California Bancorp
IRVINE, Calif., December 21, 2015 - Pacific Premier Bancorp, Inc. (NASDAQ: PPBI) ("Pacific Premier"), the holding company of Pacific Premier Bank, announced today that it has received the required regulatory approvals from the Board of Governors of the Federal Reserve System and the California Department of Business Oversight for its acquisition of Security California Bancorp (OTCQB: SCAF)(“Security”), the holding company of Security Bank of California, a Riverside, California-based state-chartered bank (“Security Bank”). The consummation of the acquisition of Security remains subject to the approval of the Security shareholders of the acquisition, the approval by the Pacific Premier shareholders of the issuance of the shares of Pacific Premier's common stock in connection with the acquisition and the satisfaction of other closing conditions. Pacific Premier expects that the Security acquisition will close early in the first quarter of 2016.
Steven R. Gardner, President and Chief Executive Officer of Pacific Premier, commented, “We are pleased to have received the regulatory approvals for our acquisition of Security. This is an attractive opportunity for us to acquire a traditional business banking franchise which focuses on small and middle market businesses in Southern California. Security Bank is a high quality business bank, with a strong credit culture, attractive low-cost core deposit base and business banking expertise in our core markets.”

About Pacific Premier Bancorp, Inc.

Pacific Premier Bancorp, Inc. is the holding company for Pacific Premier Bank, one of the largest community banks headquartered in Southern California. Pacific Premier Bank is a business bank primarily focused on serving small and middle market business in the counties of Los Angeles, Orange, Riverside, San Bernardino and San Diego, California. Pacific Premier Bank offers a diverse range of lending products including commercial, commercial real estate, construction, residential warehouse and SBA loans, as well as specialty banking products for homeowners associations and franchise lending nationwide. Pacific Premier Bank serves its customers through its 16 full-service depository branches in Southern California located in the cities of Corona, Encinitas, Huntington Beach, Irvine, Los Alamitos, Newport Beach, Palm Desert, Palm Springs, Riverside, San Bernardino, San Diego, Seal Beach and Tustin. For additional information about Pacific Premier Bank, visit its website at www.ppbi.com.

About Security California Bancorp
Security California Bancorp is the holding company for Security Bank of California, which is headquartered in Riverside, California. Security Bank of California provides a range of banking services to individual and corporate customers, and operates as a commercial bank offering loans and depository services to businesses and customers through its full service branches in the cities of Riverside, San Bernardino, Redlands, Orange, Palm Desert and Murrieta, and a loan production office in Irwindale, in Southern California. Riverside also is the location of Security California Bancorp’s corporate office. For additional information about Security Bank of California, visit its website at www.securitybankca.com.
Forward Looking Statements
This press release may contain forward-looking statements regarding Pacific Premier, Pacific Premier Bank and Security and the proposed acquisition. These statements involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Such risks and uncertainties include, but are not limited to, the following factors: synergies and other financial benefits from the acquisition might not be realized within the expected time frames or at all; the shareholders of Security may fail to approve the consummation of the acquisition; the shareholders of Pacific Premier may fail to approve the issuance of the shares of Pacific Premier's common stock in connection with the acquisition; and the conditions to the closing of the acquisition may not be satisfied.
Pacific Premier and Security undertake no obligation to revise or publicly release any revision or update to these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

Notice to Security Shareholders
This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. In connection with the proposed acquisition transaction, Pacific Premier filed a registration statement on Form S-4 (the “Registration Statement”) with the Securities and Exchange Commission ("SEC"), which contains a joint proxy statement of Security and Pacific Premier and a prospectus of Pacific Premier (collectively, the “joint proxy statement/prospectus”). After the Registration Statement is declared by the SEC to be effective, a definitive joint proxy statement/prospectus will be distributed to the shareholders of Security in connection with their vote on the proposed acquisition of Security and to the shareholders of Pacific Premier in connection with their vote on the issuance of shares of Pacific Premier common stock in connection with the acquisition of Security. As of the date of this press release, the Registration Statement has not been declared effective by the SEC.
SHAREHOLDERS OF SECURITY AND PACIFIC PREMIER ARE ENCOURAGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED ACQUISITION. Investors and security holders will be able to obtain the documents, including the joint proxy statement/prospectus free of charge at the SEC's website, www.sec.gov. In addition, documents filed with the SEC by Pacific Premier will be available free of charge by (1) accessing Pacific Premier’s website at www.ppbi.com under the “Investor Relations” link and then under the heading “SEC Filings,” (2) writing Pacific Premier at 17901 Von Karman Avenue, Suite 1200, Irvine, CA 92614, Attention: Investor Relations or (3) writing Security at 3403 Tenth Street, Suite 830, Riverside, CA 92501, Attention: Corporate Secretary.
Pacific Premier’s directors, executive officers and certain other members of management and employees of Pacific Premier may be deemed to be participants in the solicitation of proxies from the Pacific Premier shareholders in respect of the proposed issuance of shares of Pacific Premier common stock in connection with the acquisition of Security. Pacific Premier has also engaged D.F. King & Co., Inc. as its proxy solicitation firm. Information about Pacific Premier’s directors and executive officers is included in the proxy statement for its 2015 annual shareholders meeting, which was filed with the SEC on April 27, 2015. Security’s directors, executive officers and certain other members of management and employees of Security may also be deemed to be participants in the solicitation of proxies in favor of the acquisition from the shareholders of Security. Security has also engaged Georgeson as its proxy solicitation firm. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the joint proxy statement/prospectus regarding the proposed acquisition that will be mailed to the Pacific Premier and Security shareholders. Free copies of this document may be obtained as described in the preceding paragraph.
Contact:
Pacific Premier Bancorp, Inc.

Steven R. Gardner
President/CEO
949.864.8000
E. Allen Nicholson
Executive Vice President/CFO
949.864.8000